UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TOUCHSTONE ETF TRUST
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	See Below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
303 Broadway, Suite 1100, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)

Copies to:

Richard F. Kerr, Esq. K&L Gates LLP One Lincoln Street Boston, Massachusetts 02111-2950	Andrew J. DeLorme, Esq. K&L Gates LLP One Lincoln Street Boston, Massachusetts 02111-2950	Clair E. Pagnano, Esq. K&L Gates LLP One Lincoln Street Boston, Massachusetts 02111-2950

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered	IRS Employer Identification Number
Touchstone Dividend Select ETF	NYSE Arca, Inc.	88-0849312
Touchstone Strategic Income Opportunities ETF	NYSE Arca, Inc.	88-0818472
Touchstone US Large Cap Focused ETF	Cboe BZX Exchange, Inc.	88-0864368
Touchstone Ultra Short Income ETF	Cboe BZX Exchange, Inc.	88-0761886

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264194

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
A description of the securities of Touchstone Dividend Select ETF, Touchstone Strategic Income Opportunities ETF, Touchstone US Large Cap Focused ETF, and Touchstone Ultra Short Income ETF, each a series of Touchstone ETF Trust (the “Trust”) to be registered hereunder is set forth in the Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-264194 and 811-23789), as filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2022 via SEC Accession No. 0001919700-22-000026, which descriptions are incorporated herein by reference. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits.
A. Registrant's Agreement and Declaration of Trust, dated February 1, 2022 (filed electronically as Exhibit (a) to the Registrant's Registration Statement on Form N-1A on April 8, 2022, File No. 333-264194, and incorporated herein by reference).
B. Registrant's By-laws, dated February 1, 2022 (filed electronically as Exhibit (b) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on July 11, 2022, File No. 333-264194, and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 20, 2022

Touchstone ETF Trust

By: /s/Meredyth A. Whitford-Schultz
Name: Meredyth A. Whitford-Schultz
Title: Secretary